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                        THE ST. PAUL COMPANIES, INC.

                           1988 STOCK OPTION PLAN

1.   PURPOSE

     This Plan is intended to strengthen the ability of the Company and its Subsidiaries to attract and retain Key Executives (and Non-Employee Directors) of outstanding competence by providing them with added incentive to render high levels of performance and effective service in connection with their employment in management positions (or service as Non-Employee Directors), and, in certain cases to reward Key Executives (and Non-Employee Directors) for having done so, through the opportunity for Common Stock ownership and benefits of Common Stock appreciation.

2.   DEFINITION

     For the purpose of the Plan, except where the context otherwise indicates the following definitions shall apply.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 4, 1988, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the Common Stock; or (b) individuals who constitute the Board on May 4, 1988, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 4, 1988, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 4, 1988 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on May 4, 1988.

     "Code" means the Internal Revenue code of 1986, as amended from time to time.

     "Committee" means the Executive Compensation Committee or any other committee designated by the Board to have administrative responsibility with respect to the Plan.

     "Common Stock" means the Company's common stock, without par value.

     "Company" means The St. Paul Companies, Inc.

     "Date of Grant" means the date an Option or any related SAR becomes effective under the terms of the governing Option Agreement.

     "Disinterested Person" means "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and, generally, means any member of the Board who is not at the time of acting on a matter, and within the previous year has not been, a Key Executive of the Company or a Subsidiary.


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     "Exercise Notice" means a written notice from an Optionee to the
     Company, made on a form and in a manner as the Committee may from time to time determine, pursuant to which the Optionee irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the Optionee's Common Stock certificates to be issued to such Optionee upon such Option exercise directly to a "broker" or "dealer" (within the meaning of Section 3(a) of the Securities Exchange Act of 1934, as amended from time to time). An Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock, or to loan the Optionee a sufficient amount of money, to pay the exercise price for the Options and to fund any related employment or withholding tax obligations to which the Exercise Notice relates, and
     (ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the certificates.

     "Fair Market Value" means the fair market value of Common Stock determined by the Committee.

     "Incentive Stock Option" means an Option granted as an incentive stock option as defined in Section 422A of the Code.

     "Key Executive" means any person designated by the Committee who is employed by the company or a Subsidiary on a salaried basis (including an officer who may also be a director but excluding any director who is not such an employee of the Company or a Subsidiary) and whose performance, in the judgment of the Committee, could have or did have a significant effect on either (or both) the current or long-term success of the Company or a Subsidiary (or both).

     "Non-Employee Director" means any member of the Board who is not a current or former employee of the Company or any Subsidiary.

     "Nonqualified Stock Option" means an Option that does not qualify as an Incentive Stock Option. The terms of the Option Agreement for a Nonqualified Stock Option shall expressly state that the Option is a Nonqualified Stock Option.

     "Option" means the rights granted to a Key Executive (or a Non-Employee Director in accordance with Section 15 of the Plan) to purchase Common Stock pursuant to the terms and conditions of an Option Agreement, including both Incentive Stock Options and Nonqualified Stock Options.

     "Option Agreement" means a written agreement (and any amendment or supplement thereto) between the Company and a Key Executive (or Non-Employee Director) designating the terms and conditions of an Option, including any related SAR.

     "Optionee" means a Key Executive (or Non-Employee Director) to whom an Option and any related SAR are granted.

     "Plan" means The St. Paul Companies, Inc. 1988 Stock Option Plan.

     "Stock Appreciation Right" or "SAR" means a right (which shall not exist separately from a related unexercised Option) granted pursuant to the terms and conditions of an Option Agreement to surrender an unexercised Option, or some portion of an unexercised Option, and to receive from the Company either shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the SAR), cash, or a combination thereof, equal in amount to the excess of the aggregate Fair Market Value (on the Date of Exercise of the SAR) of the shares as to which the Option is surrendered, over the aggregate Option price of such shares, subject to any limitations in Section 7. Notwithstanding any other provision of this Plan or of an Option Agreement to the contrary, in no event shall the amount payable to the Optionee upon exercise of an SAR related to an Incentive Stock Option exceed 100% of


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     the difference between the exercise price of the related Incentive Stock
     Option and the Fair Market Value of the Common Stock at the Date of Exercise of the SAR.

     "Subsidiary" means any entity of which, at the time such Subsidiary status is to be determined, at least 50% of the combined voting power of such entity is directly or indirectly owned or controlled by the Company.

3.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee (whose members shall be appointed by the Board) consisting solely of four or more members of the Board who are Disinterested Persons. A majority of the Committee shall constitute a quorum, and all acts of the Committee must be approved by a majority (at least three) of its members.

     Subject to the provisions of the Plan and except where inconsistent with the provisions of Section 15 of the Plan with respect to Options granted to Non-Employee Directors, the Committee shall have authority in its sole discretion:

     (a) To interpret the provisions of the Plan and decide all questions of fact arising in its application;

     (b) To prescribe, amend and rescind rules and regulations relating to the Plan;

     (c) To determine the Key Executives to who, the time or times at which, the price at which, and the extent to which Options and any SARs shall be granted based upon the nature of the services rendered to be rendered by the persons it deems eligible, their past, present and potential contributions to the success of the Company and/or any of its Subsidiaries, their other compensation from the Company or any Subsidiary, and such other factors as the Committee in its discretion shall deem relevant;

     (d) To determine the time or times when Options and any SARs become exercisable and the duration of the exercise period;

     (e) To determine whether any shares of Common Stock under any Option must be purchased before any related SAR becomes exercisable;

     (f)  To prescribe and amend the form or forms of the Option Agreements;

     (g) To determine the form or forms of consideration which will be accepted by the Company from an Optionee in payment of the purchase price upon the exercise of any Option; and

     (h) To determine which Options shall be Incentive Stock Options and which Options shall be Nonqualified Options.

     The Committee's determinations of the foregoing matters shall be final and conclusive.

4.   ELIGIBILITY

     Options and any SARs may be granted under the Plan only to Key Executives (or Non-Employee Directors in accordance with Section 15 of the Plan). Any Key Executive (or Non-Employee Director) may be granted and may hold more than one Option and, with respect to Key Executives, more than one SAR. In no event shall an Incentive Stock Option be granted to a Key Executive if the grant of such Incentive Stock Option would cause the aggregate Fair Market Value (on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by


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     such Key Executive during any calendar year (under all plans of the
     Company and any parent or subsidiary corporations of the Company within the meaning of Code Section 425) to exceed $100,000.

5.   SHARES AVAILABLE

     Subject to adjustments as provided in Section 9 hereof, an aggregate of 1,000,000 shares of Common Stock will be available and reserved for issue or transfer with respect to options or SARs granted under the Plan. When the right to purchase shares or a combination thereof, the aggregate number of shares covered by the related Option shall be reduced by the number of shares with respect to which the SAR was exercised, and such shares shall not be available for granting further Options and SARs. If an Option shall terminate for any reason without having been exercised in full or surrendered on exercise of a SAR, the unpurchased and nonsurrendered shares subject thereto shall become available for further Options and SARs.

6.   OPTIONS

     Each Option granted shall be subject to the following conditions:

     (a) The Option price per share of Common Stock shall be set by the Option agreement but shall in no instance be less than 100% of the Fair Market Value on the Date of Grant with respect to any Incentive Stock Option.

     (b) Each Option will become exercisable in part or in full on the date or dates specified in the Option Agreement.

     (c) Upon the occurrence of a Change in Control of the Company, subject to any limitation set forth in the Option agreement, all outstanding Options shall become immediately exercisable in full.

     (d)  Each Option and any related SARs shall terminate:

          (1) If the Optionee is then living, at the earliest of the following times:

                 (i)  ten years after the Date of Grant of the Option;

                (ii) five years after termination of employment because of retirement;

               (iii) one month after termination of employment other than termination because of retirement or through discharge for cause provided, however, that if any Option is not fully exercisable at the time of such termination of employment, such Option shall expire on the date of such termination of employment to the extent not then exercisable;

                (iv) immediately upon termination of employment through discharge for cause; or

                 (v)  any earlier time set forth in the Option Agreement.

          (2) If the Optionee dies while employed by the Company or any Subsidiary, or if no longer so employed, prior to termination of the entire Option under Section 6(d)(1)(ii) or (iii) hereof, one year after the date of death, but subject to earlier termination pursuant to Sections 6(d)(1)(i) or (v). However, notwithstanding the provisions of Sections 6(d)(1)(v), to the extent an Option is exercisable on the date of the Optionee's death, it shall remain exercisable until the sixtieth (60th) day following


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               the date of death. To the extent an Option is exercisable
               afrter the death of the Optionee, it may be exercised by the person or persons to whom the Optionee's rights under the Option Agreement have passed by will or by the applicable laws of descent and distribution.

     (e)  Other conditions set forth in the Plan.

          If the Optionee exercises any Option or SAR with respect to some, but not all, of the shares of Common Stock subject to such Option or SAR, the right to exercise such Option or SAR with respect to the remaining shares shall continue until it lapses or terminates. No Option shall be exercisable except in respect of whole shares. The exercise of an Option or SAR may be made with respect to no fewer than ten shares at one time unless fewer than ten shares remain subject to the Option or SAR.

          Any exercise of an Option shall be effective on the Date of Exercise, provided the full purchase price of such shares or an effective Exercise Notice has been tendered with the notice of exercise. Payment of the purchase price upon the exercise of any Option shall be made in cash (including check, bank draft or money order), provided, however, that the Committee may, at its discretion, allow such payments to be made, in whole or in part, in shares of Common Stock delivered by the Optionee valued at Fair Market Value or by promissory note (containing such terms and conditions as the Committee may in its discretion determine) or by any combination thereof.

          Nothing in the Plan or in any Option Agreement shall in any way diminish the right of the company or any Subsidiary to reduce the compensation or to terminate the employment of any Optionee or Key Executive.

7.   STOCK APPRECIATION RIGHTS

     The Committee may in its discretion grant SARs either concurrently with or subsequent to the Date of Grant of the related Option. A SAR shall be evidenced by provisions in the Option Agreement or an amendment or supplement thereto. SARs shall be subject to the following terms and conditions.

     (a) GRANT. The number of shares of Common Stock covered by a SAR shall not exceed the number of shares of Common Stock covered by the related Option.

     (b) EXERCISE. A SAR shall be exercisable, in whole or in part, at such time or times, on the conditions and to the extent set forth in the Option Agreement, but in no event will such SAR be exercisable;

                 (i)  At any time that the related Option is not exercisable;
                      or

                (ii) At any time that the Fair Market Value of a share of Common Stock does not exceed the Option price of the related Option share.

     A SAR will terminate on the same date as the related Option.

     An Optionee shall be entitled upon exercise of a SAR to receive payment in the amount described in the definition of "Stock Appreciate Right". In connection with the exercise of a SAR, the Optionee thereof may, subject to the provisions of the following paragraph, request by application to the Committee to receive payment in the form of cash, shares of Common Stock, or a combination thereof. However, the Committee, in its sole discretion, shall determine the form of payment.


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     If a person who, in the opinion of the Committee, is or may be subject to Section 16 of the Securities Exchange Act of 1934, as amended from time to time, wishes to exercise a SAR and make application to receive payment in cash or partly in cash, such person shall do so only during the period beginning on the third business day following the date of release for publication of the Company's regular quarterly or annual summary statement of revenues and income (assuming such financial data appears on a wire service, in a financial news service, or in a newspaper of general circulation, or is otherwise made publicly available) and ending on the twelfth business day following such date and during the period described in the next sentence. A SAR may also be exercised and application to receive payment in cash or partly in cash made by such a person, subject to any limitations set forth in the Option Agreement, during the 30 day period that commences on the later of (a) the date of a Change in Control or (b) the date that is 6 months after the Date of Grant of the SAR provided that a Change in Control has occurred since the Date of Grant.

     The Committee may impose such additional conditions or limitations on exercise of a SAR as it may deem necessary or desirable to secure the Optionees the benefit of Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time.

8.   RESTRICTED SHARES

     Any shares of Common Stock issued or transferred pursuant to the Plan shall not be sold, transferred or otherwise disposed of by Optionees except in compliance with applicable registration requirements of state and federal securities laws unless in the opinion of counsel for the Company, such sale, transfer or disposition is exempt from registration.

9.   ADJUSTMENT OF SHARES

     If any change is made in the Common Stock subject to the Plan, or subject to any Option or SAR, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in corporate structure of the Company, or otherwise, the Board in its discretion may make appropriate adjustment as to the number and type of securities subject to and reserved for issue or transfer under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number, type and Option price of securities subject to outstanding Options and SARs.

10.  NONTRANSFERABILITY

     No Option or SAR is transferable by the Optionee other than by will or the laws of descent and distribution, and no Option or SAR is exercisable during the Optionee's lifetime by anyone other than the Optionee.

11.  SHAREHOLDER'S RIGHTS

     Neither the Optionee nor the Optionee's legal representative, legatees or distributees, as the case may be, shall have any of the rights or privileges of a shareholder of the Company by virtue of the grant of an Option or SAR except with respect to any shares of Common Stock actually issues or transferred of record and delivered to one of the aforementioned persons.

12.  TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

     The Board may at any time terminate, suspend or modify the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Optionee under the terms of an Option or SAR granted before the date of such termination, suspension or modification, unless such Optionee shall consent.


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13.  GOVERNING LAWS

     The Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

14.  TERM

     Unless previously terminated by the Board, the Plan shall terminate at the close of business on May 1, 1998. No Options or SARs shall be granted after Plan termination, but such termination shall not affect any Option or SAR previously granted.

15.  AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS

     Commencing with the first meeting of the Board in November 1990, each year on the date of the first meeting of the Board in November of each such year, each Non-Employee Director who is a director of the Company as of such date shall, without any Committee action, automatically be granted a Nonqualified Stock Option to purchase 500 shares of Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 9 of the Plan) at an exercise price per share equal to 100% of the Fair Market Value of one share of Common
     Stock on the date the Option is granted. Payment of the exercise price of the shares to be purchased under such Options must be made in cash only (including check, bank draft or money order) at the time of exercise of such Option. No SARs shall be granted in connection with such Options either concurrently with or subsequent to the Date of Grant of such Options. Each Option shall be evidenced by an appropriate form of agreement setting forth the terms described in this Section 15 and such additional terms of the Plan as are not inconsistent with the terms of this Section 15.

     Options granted pursuant to this Section 15 shall be immediately exercisable in full and shall remain exercisable until terminated in accordance with Section 6(d) of the Plan, provided that references in
     Section 6(d) to "employment" and "termination of employment" shall, for purposes of this Section 15, refer to "service as a director" and "termination of service as a director."

     The provisions of this Section 15 shall control with respect to such Options over any other inconsistent provisions of the Plan. It is intended that the provisions of this Section 15 shall not cause the Non-Employee Directors to cease to be considered Disinterested Persons and, as a result, the provisions of this Section 15 shall be interpreted to be consistent with the foregoing intent.


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